EXHIBIT 4.4

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS MAY NOT BE OFFERED OR SOLD UNLESS THE WARRANTS AND WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED AND ENCUMBERED EXCEPT PURSUANT TO THE PROVISIONS CONTAINED HEREIN.

                                                                         No. 200

                        WARRANTS TO PURCHASE COMMON STOCK

         MICROTEL INTERNATIONAL, INC., a Delaware corporation (the "Company") hereby grants to T-Com, LLC (the "Holder") two hundred fifty thousand (250,000) warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the conditions set forth herein.

         1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 P.M. Pacific Time on September 22, 2002 (the "Exercise Period"); provided that the Exercise Period will be extended to the extent that the Holder elects to exercise Warrants for which there are not available shares of Common Stock until such period of time as such shares become available.

         2. EXERCISE PRICE. The exercise price of each whole Warrant shall be $1.25 per share ("Exercise Price"). The Exercise Price shall be subject to adjustment as provided in Section 7.

         3. EXERCISE OF WARRANTS.

                  3.1 GENERAL EXERCISE PROCEDURES. The Warrants are exercisable on the terms provided herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof provide an opinion of counsel reasonably satisfactory to the Company that the Warrants and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available.

                  3.2 EXERCISE BY EXCHANGE. In addition to and without limiting the rights of the Holder under the terms hereof, at the Holder's option this Warrant may be exercised during the term specified above by being exchanged in whole or in part prior to the Expiration Date for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated as being exercised by the Holder on the date of the exercise and (y) the aggregate Exercise Price for such shares in effect at such times. The following diagram illustrates how many shares would then be issued upon exercise pursuant to this Section 3.2:

        Let:    FMV    =    Fair market vale per share at the date of exercise.

                PSP    =    Per share Exercise Price at date of exercise.

                N      =    Number of shares desired to be exercised.

                X      =    Number of shares issued after exercise.

        Therefore      X    =  (FMV) (N)-(PSP) (N)
                                -------------------
                                        FMV

                  Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares of Common Stock and, if a balance of purchasable shares of Common Stock remains after such exercise, the Company shall execute and deliver to the holder hereof a new warrant for such balance of shares of Common Stock.

                  No payment of any cash or other consideration to the Company shall be required from the Holder in connection with any exercise of this Warrant by exchange pursuant to this Section 3.2. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this section be made. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder hereof of cash in the amount of such fraction multiplied by the fair market value of a share of Common Stock on the date of the exchange.

                  For the purposes of this Warrant, the "fair market value per share" of Common Stock shall mean the Market Price Per Share, as determined pursuant to Section 3.3 below.

                  3.3 FRACTIONAL INTEREST; MARKET PRICE. The Company shall not issue any fractional shares of scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (herein the "Market Price Per Share"), determined as follows:


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

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the current fair market value shall be the last reported sale price of the Common Stock on such exchange or NASDAQ on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or NASDAQ;

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

         4. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

         5. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrant Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by signing this certificate that, as of the date of this Warrant and at the time of exercise that: (a) the Holder has acquired the Warrant or the Warrant Shares, as the case may be, for the Holder's own account; (b) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and (c) either the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction. The Holder agrees, by acceptance of this certificate, that any Warrant Shares purchased upon exercise of the Warrants may have to be held indefinitely, until registered and qualified for resale pursuant to Section 6, or until an exemption from registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company, or until transferred to a Permitted Transferee (as defined in the Asset Purchase Agreement, effective September 1, 2000, by and among MicroTel International, Inc., CXR Telcom Corporation and T.Com, LLC (the "Asset Purchase Agreement"), who has signed an investor representation letter satisfactory to Company. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Rule 144 or any other applicable restricted period under the Securities Act. The Legend shall be in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS (STATE LAWS"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION.


         6. REGISTRATION RIGHTS. The shares of Common Stock underlying the Warrants shall be accorded the registration rights as set forth in Section 8.7 to the Asset Purchase Agreement.

         7. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of the Warrants shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

         8. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

         9. ASSIGNMENT. The Warrants may be transferred subject to the provisions of Section 5 above. Registration rights provided for in Section 6 hereof shall transfer with the Warrants to the transferee or assignee of such Warrants.

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

         10. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between California residents entered into and to be performed entirely within the State of California. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on September 22, 2000.

                                              MICROTEL INTERNATIONAL, INC.


Date: 9-22-00                                 By: /S/ CARMINE T. OLIVA
      -------                                    -------------------------------
                                                    (Authorized Signature)

                                                 Carmine T. Oliva, President
                                                 -------------------------------
                                                       (Name and Title)



Dated: 9-22-00                                By: /S/ E. BAHRE
       -------                                    ------------------------------
                                                      (Authorized Signature)

                                                  Everett T. Bahre
                                                  ------------------------------
                                                   (Name and Title)

                               NOTICE OF EXERCISE


To: MicroTel International, Inc. (the "Company")

         1. The undersigned hereby elects to exercise a total of ____________ Warrants for the purchase of a like number of Warrant Shares, and (tenders herewith payment of the Exercise Price for such shares in full/requests that an exchange be made pursuant to Section 3.2 of such Warrant).

         2. In exercising the Warrants, the undersigned hereby confirms and acknowledges that: (a) the Warrant Shares are being acquired solely for the account of the undersigned for investment and not with a view to or for sale in connection with any distribution; (b) the undersigned has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the undersigned's business or financial experience the undersigned has the capacity to protect the undersigned's own interests in connection with the exercise of the Warrants; and (c) the undersigned will not offer, sell or otherwise dispose of any of the Warrant Shares unless the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company, except to such permitted transferee(s) signing an investor representation letter satisfactory to Company.

         3. The undersigned hereby certifies that the undersigned has delivered to the Company an opinion of counsel to the effect that the Warrants and the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available.

         4. Please issue a certificate representing the Warrant Shares in the name of the Holder and deliver the certificate to the address set forth below.

         5. Please issue a new certificate representing the unexercised portion (if any) of the Warrants in the name of the Holder and deliver the certificate to the address set forth below.

Date:_____________
                                         _______________________________________
                                         T-Com, LLC


                                         _______________________________________
                                         (Authorized Signature)

                                         Address for Delivery:

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________



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